Exhibit 4.5

SELECTQUOTE, INC.

6800 West 115th Street, Suite 2511

Overland Park, Kansas 66211

May 6, 2020

Each of the Investors (as defined below)

T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn.: Andrew Baek, Vice President

Re:	Investor Rights Letter

Ladies and Gentlemen:

This letter agreement will confirm our understanding that pursuant to and effective as of the purchase of an aggregate 35,000 shares (the “Shares”) of Series E Convertible Preferred Stock of SelectQuote, Inc. (the “Company”) by the investors listed on Schedule I hereto (collectively, the “Investors” and each, an “Investor”) pursuant to the Series E Convertible Preferred Stock Subscription Agreement dated May 6, 2020 between the Company and the Investors (as amended, restated, or otherwise modified from time to time, the “Subscription Agreement”), the Investors shall be entitled to certain rights and subject to certain obligations, as set out in, and subject to the terms of, this letter agreement. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Certificate of Designation for the Series E Convertible Preferred Stock (the “Certificate of Designation”).

1. Information Rights; Inspection Rights. The provisions in this Section 1 shall continue with respect to an Investor for so long as (x) the Company is not subject to the periodic reporting requirements of Section 12 of the Securities Exchange Act of 1934, as amended, and (y) the Investors own any Shares.

(a) The Company shall deliver or make available to such Investor:

(1) within one hundred twenty (120) days after the end of each fiscal year of the Company, (x) a balance sheet as of the end of such year, (y) statements of income and cash flows for such year, and (z) a statement of stockholders’ equity as of the end of such year, each of which shall be audited by auditors of reputable national standing unless otherwise determined by the Company’s board of directors (the “Board”);

(2) within sixty (60) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (x) be subject to normal year-end audit adjustments and (y) not contain all notes thereto that may be required in accordance with GAAP);

(3) concurrent with the delivery of the financial statements referenced in Sections 1(a)(1) and 1(a)(2), and reasonably promptly following an Investor’s request, the capitalization table of the Company, showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto (in each case to the extent determinable), and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in reasonable detail; and

(4) reasonably promptly following the Investor’s request, such other information relating to the financial condition, business prospects, or corporate affairs of the Company reasonably requested by the Investor (including such information reasonably required for the Investor to value its Shares) and reasonably available to the Company; provided, however, that the Company shall not be obligated under this Section 1(a)(4) to provide information (i) that the Company reasonably determines in good faith to be a trade secret or that is subject to the terms of a confidentiality agreement with a third party or (ii) the disclosure of which would contravene applicable law or adversely affect the attorney-client privilege between the Company and its counsel.

provided, however, that the foregoing information in this Section 1(a) shall be deemed to have been delivered to the Investor if it shall have been filed with, and publicly available through, the U.S. Securities and Exchange Commission (“SEC”).

On February 21, 2020, the Company filed a Registration Statement on Form S-1 (as amended on March 5, 2020) (the “Registration Statement”). Notwithstanding anything else in this Section 1 to the contrary, the Company may cease providing the information set forth in this Section 1 during the period starting with the date that it begins actively employing its commercially reasonable efforts to cause the Registration Statement (or any successor registration statement) to become effective if it reasonably concludes it must do so to comply with SEC rules applicable to such registration statement; provided that the Company’s covenants under this Section 1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause the Registration Statement (or any successor registration statement) to become effective.

(b) Upon the request of a holder of not less than 25,000 of shares of Series E Convertible Preferred Stock, the Company shall, and cause its subsidiaries (together with the Company, the “Company Group”), to, on up to one (1) occasion in the aggregate during any calendar year in which all holders of not less than 25,000 shares of Series E Convertible Preferred Stock are invited to participate, permit such holders, at such holders’ sole cost and expense, to visit and inspect the Company Group’s properties, to examine the books of accounts and records and to discuss the Company Group’s affairs, finances, and accounts with its officers, during normal business hours of the Company, at such time within forty-five (45) days of such request as is reasonably determined by the Company in consultation with such holders of the Shares, including the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 1(b) to provide access to any information (i) that it reasonably and in good faith considers to be a trade secret or that is subject to the terms of a confidentiality agreement with a third party or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

2. Limitations on Transfer. Until immediately prior to the consummation of a Qualifying IPO, each Investor shall not directly or indirectly sell, convey, dispose of or transfer, without the Company’s prior written consent (such consent not to be unreasonably withheld with respect to any proposed sale, conveyance, disposition or transfer to a transferee who is neither a competitor of the Company nor an individual or institutional investor that is or holds itself out as an activist investor), either in a single transaction or in a series of transactions, any Shares or any right or interest therein then owned by such Investor except (1) to a Permitted Transferee (a “Permitted Transfer”), (2) pursuant to and in accordance with the terms of a Deemed Liquidation Event, (3) pursuant to a Mandatory Redemption, or (4) pursuant to an Optional Redemption. The term “Permitted Transferee” means (i) any fund or account that is advised by T. Rowe Price Associates, Inc. (“T. Rowe Price”) or (ii) any transferee pursuant to a merger or reorganization of such Investor. Prior to each such Permitted Transfer, (x) such Investor shall provide at least five (5) business days’ advance notice to the Company, (y) such Permitted Transferee shall agree in writing to be bound by the obligations imposed upon such Investor under this letter agreement, as if such Permitted Transferee were originally a signatory to this letter agreement in the capacity of the Investor and (z) such Permitted Transferee shall duly execute a lock-up agreement in the form of Exhibit A in favor of the managing underwriters in a Qualifying IPO. In the event that prior to a Qualifying IPO, an Investor proposes to directly or indirectly sell, convey, dispose of or transfer any portion of its Shares or any right or interest therein, whether voluntarily or involuntarily, other than pursuant to a Permitted Transfer, then, prior to any proposed sale, conveyance, disposition, or transfer, such Investor shall submit a written request to the Company (the “Transfer Request”) of its desire to effect such transaction. The Transfer Request shall include (a) such Investor’s bona fide intention to offer such Shares or any right or interest therein, (b) the number of Shares or any right or interest therein proposed to be sold by such Investor, (c) the principal terms of such proposed sale, conveyance, disposition, or transfer, including the cash or other property or consideration to be received upon such proposed transaction for each Share or any right or interest therein, (d) a joinder to this letter agreement, in a form reasonably satisfactory to the Company, executed by the proposed transferee, wherein such proposed transferee agrees to be bound to the same extent as such Investor under this Section 2 and Section 4 hereof and (e) a lock-up agreement in the form of Exhibit A in favor of the managing underwriters in a Qualifying IPO duly executed by such proposed transferee; provided that any such transaction effectuated without the Company’s prior written consent in accordance with this Section 2 shall be null and void ab initio, and of no force or effect.

3. Preemptive Rights. Subject to the terms and conditions specified in this Section 3 and applicable securities laws, the Company hereby grants to each Investor a preemptive right with respect to future sales by the Company of any shares of its capital stock, or other securities, that are convertible into or exercisable for any capital stock of the Company (collectively, “Company Securities”). Each Investor shall have the right to assign the preemptive rights hereby granted to it, in whole or in part, to any of its affiliates that has agreed in writing to be bound by the obligations imposed upon such Investor in this letter agreement, as if such affiliate were originally a signatory to this letter agreement in the capacity of such Investor. Each time the Company proposes to issue or sell any Company Securities (a “Company Offering”), the Company shall permit each Investor to exercise its preemptive rights in accordance with the following provisions:

(a) The Company shall deliver written notice (the “Sale Notice”) to each Investor stating (i) the class, series and number of Company Securities proposed to be sold by the Company, (ii) the proposed price and terms upon which it is selling such Company Securities and (iii) the Company’s determination of the number of shares of Company Securities which may be purchased by such Investor if it chooses to exercise its rights under this Section 3.

(b) Within fifteen (15) days after receipt of the Sale Notice, each Investor may, by giving notice thereof to the Company (a “Preemptive Notice”), elect to purchase, at the price paid by the purchaser in the Company Offering and on the terms of such Company Offering, up to such Investor’s Proportional Number (as defined below) of shares of the Company Securities being issued or sold in such Company Offering. As used herein, the term “Proportional Number” means that number of the Company Securities being issued or sold by the Company in the Company Offering multiplied by a fraction, the numerator of which is a number of shares of Common Stock into which the Shares then held by such Investor would be converted pursuant to Section 5.1(a) of the Certificate of Designation (provided that for such purpose the “price per share of Common Stock offered to the public in the Qualifying IPO” referred to in Section 5.2 of the Certificate of Designation shall be deemed to be the fully-diluted value (assuming full conversion and/or exercise of Convertible Securities (including the conversion of all the Series E Convertible Preferred Stock)) of a share of Common Stock based on the equity value of the Company determined based on the price of the Company Securities to be paid by the purchaser in the Company Offering (or, if the Company Securities offered in the Company Offering are not convertible into Common Stock, as such equity value is determined in good faith by the Company), and the denominator of which is the total number of shares of Common Stock (as defined below) then outstanding (assuming full conversion and/or exercise of Convertible Securities (including the conversion of all of the Series E Convertible Preferred Stock)).

(c) The closing of the purchases of any shares of Company Securities with respect to which an Investor timely has given a Preemptive Notice shall be held electronically on the thirtieth (30th) day after the giving by the Company of the Sale Notice contemplated by Section 3(a), or at such other time and place as the parties to the transaction may agree. At such closing, the Company shall deliver certificates (or evidence of book-entry notations) representing the Company Securities to be sold to such Investor that has given a Preemptive Notice upon delivery by such Investor of the purchase price in full in immediately available funds for the Company Securities purchased by it pursuant to this Section 3. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate to effectuate the transaction.

(d) Notwithstanding anything to the contrary contained herein, the preemptive rights contained in this Section 3 shall not be applicable to (i) the issuance by the Company of Options or Convertible Securities to the Company’s employees, directors or unaffiliated consultants (or to the exercise of such Options) pursuant to option plans adopted by the Board; (ii) the issuance of Common Stock pursuant to the conversion or exercise of existing Options or Convertible Securities, (iii) Exempted Securities (as defined in the Certificate of Designation (as amended through the date of this letter agreement) for the Series D Convertible Preferred Stock), (iv) the issuance of securities pursuant to a Qualifying IPO and (v) the issuance of any securities by the Company in connection with any merger, consolidation, share exchange or any other Deemed Liquidation Event. “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire the common stock of the Company, par value $0.01 per share (the “Common Stock”) or Convertible Securities. “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

4. Drag-Along. If (i) (A) the holders of at least a majority of the shares of Capital Stock held by the Major Series D Investors (as defined in the Amended and Restated Series D Investors’ Rights and Stockholders Agreement, dated November 4, 2019, by and among the Corporation, the Ampex Retirement Master Trust and certain affiliates of Brookside Equity Partners LLC (without giving effect to any amendment thereto after the date hereof that is not consented to by the Investor, the “Series D Investors’ Rights and Stockholders Agreement”)) and (B) the Board approve a Sale of the Company (as defined in the Series D Investors’ Rights and Stockholders Agreement) in writing, specifying that the drag-along rights pursuant to Section 4.2 of the Series D Investors’ Rights and Stockholders Agreement (the “Section 4.2 Drag-Along Provision”) shall apply to such transaction, and (ii) as a result of such Sale of the Company each Investor becomes entitled (whether by redemption or conversion of such Investor’s Shares) to receive, with respect to its Shares or any Common Stock received with respect to such Shares upon the conversion thereof, an amount in cash that is no less than the Redemption Price, then such Investor hereby agrees that (x) such Investor will be bound by and subject to the obligations and limitations of, and shall comply with, the Section 4.2 Drag-Along Provision as if it were a “Stockholder” (as defined in the Series D Investors’ Rights and Stockholders Agreement) thereunder (for the avoidance of doubt, such capacity to give effect to any provision in the Series D Investors’ Rights Stockholder Agreement (including Section 4.2(c) therein) that would allow a “Stockholder” to not comply with the drag-along obligations and limitations of the Section 4.2 Drag-Along Provision) and (y) the Major Series D Investors are intended third party beneficiaries of this provision, Section 6, Section 9, Section 11, Section 12 and Section 13, and each Investor hereby agrees that the Major Series D Investors can specifically enforce such provisions (and the obligations of “Stockholders” under the Section 4.2 Drag-Along Provision) against such Investor, as if such Investor were a party to the Series D Investors’ Rights and Stockholders Agreement in the capacity of a “Stockholder.”

5. Exempted Transfers of Common Stock. The Company agrees to use its reasonable best efforts to ensure that, to the extent permitted by (in the opinion of counsel to the Company), and in accordance with, applicable securities laws, each Investor may transfer shares of Common Stock held by such Investor pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), or another similar rule or regulation under the Securities Act that provides an exemption from registration for transfers of securities. Without limiting the generality of the foregoing, following the expiration of any applicable holding period required by the Securities Act or when restrictive legends are otherwise no longer required pursuant to applicable securities laws (in the opinion of counsel to the Company), the Company shall use its commercially reasonable efforts to (i) instruct the Company’s transfer agent to deliver any such shares of Common Stock held by each Investor without any restrictive legend and (ii) cooperate with any Investor’s reasonable requests related to the transfer of such shares of Common Stock held by such Investor. For the avoidance of doubt, no Investor shall be required to deliver any legal opinions to the Company in connection with any such transfer. In the event that an Investor, its Permitted Transferees, or the Company would be required to file any notification and report form pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as a result of any conversion of Series E Convertible Preferred Stock into Common Stock, such Investor and the Company shall use commercially reasonable efforts to make all such required filings and reasonably cooperate to assist the other party with any such required filings.

6. Termination. The rights and obligations of each Investor in connection with Section 1, Section 2, Section 3 and Section 4 of this letter agreement shall terminate and be of no further force or effect upon the earliest to occur of: (a) immediately before the consummation of a Qualifying IPO or (b) a Deemed Liquidation Event.

7. Confidentiality. Each Investor agrees to keep confidential and not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this letter agreement, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 7 by such Investor), (b) is or has been independently developed by such Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Investor by a third party, that to the actual knowledge of such Investor, is not a breach of any obligation of confidentiality such third party owed to the Company; provided, however, that such Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such person that such information is confidential and directs such person to maintain the confidentiality of such information or (iii) as may otherwise be required by law, provided that such Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. An Investor shall be responsible for any action by a person to whom such Investor discloses confidential information pursuant to clauses (i) or (ii) of the foregoing sentence that if taken by such Investor, would be a breach of this Section 7. Notwithstanding anything to the contrary set forth herein, each Investor may identify its investment in the Company and the value of such Investor’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or bona fide internal policies and respond to routine examinations, demands, requests or reporting requirements of a regulatory authority having jurisdiction over such Investor not specifically targeting the Company or such confidential information, without prior notice to or consent from the Company. The confidentiality obligations referenced herein will survive the termination of any rights in this letter agreement.

8. Counterparts. This letter agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9. Assignability. Neither the Company nor any Investor may assign this letter agreement or any of its rights, interests or obligations hereunder without the prior written approval of the Investors holding a majority of the Shares held by the Investors or the Company, as applicable. In addition, no Investor may assign its obligations pursuant to Section 4 without the prior written consent of the Major Series D Investors. This letter agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, and other successors and permitted assigns. Notwithstanding anything to the contrary contained in this letter agreement, this letter agreement and any of its rights, interests, and obligations hereunder may be assigned by an Investor, without approval by the Company or the Major Series D Investors to any of its Permitted Transferees. The number of Shares held, purchased, or consideration paid, by an Investor shall be deemed to include such amounts held, purchased, or consideration paid, by its Permitted Transferee, for purposes of determining availability and exercise of rights under this letter agreement, which the Investor and its Permitted Transferees may apportion such rights among themselves in any manner they deem appropriate.

10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given and received (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by facsimile or other electronic communication, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice: if to an Investor, at its address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 10, and if to the Company, to SelectQuote, Inc., 6800 West 115th Street, Suite 2511, Overland Park, Kansas 66211.

11. Governing Law; Jurisdiction and Venue. This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware. Each of the parties hereto submits to the non-exclusive jurisdiction of any state or federal court sitting in the city and county of New Castle, Delaware in any action or proceeding arising out of or relating to this letter agreement or the transactions contemplated hereby, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court and agrees not to bring any action or proceeding arising out of or relating to this letter agreement or the transactions contemplated hereby in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Each party hereto agrees that service of any summons and complaint or any other process that might be served in any action or proceeding may be made on such party by sending or delivering a copy of the process to the party to be served at the address of the party and in the manner provided for the giving of notices in Section 10. Nothing in this Section 11, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

12. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS LETTER AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS LETTER AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS LETTER AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH OF THE PARTIES TO THIS LETTER AGREEMENT HEREBY

AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS LETTER AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS LETTER AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH ACTION OR LIABILITY, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS LETTER AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.

13. Amendments. This letter agreement may not be amended except by an instrument in writing signed on behalf of the Company and the applicable Investor; provided, that any amendment to Section 4, Section 6 (to the extent relating to rights and obligations set forth in Section 4), Section 9 (to the extent relating to the second sentence thereof), Section 11 or Section 12 (to the extent relating to any claim, demand or cause of action relating to the rights of the Major Series D Investors), or the proviso of this Section 13 shall also require the approval of the prior written consent of the Major Series D Investors.

14. Use of Investor Names. Neither of the Company or any other member of the Company Group shall identify, or permit any of its employees, agents, representatives or affiliates to identify, T. Rowe Price or any Investor (whether in connection with the Company or in the capacity as an Investor in the Company) in any written or oral public communications or issue any press release or other disclosure of T. Rowe Price or any Investor’s name, or any derivative of any of the foregoing names (collectively, the “Investor Names”), in each case except (i) as authorized in writing by T. Rowe Price in each such instance or (ii) as required by law (including the filing of this letter agreement with the U.S. Securities and Exchange Commission), legal process, financial reporting requirements or regulatory request; provided, that such disclosing Company or other member of the Company Group as soon as practicable notified T. Rowe Price or the applicable Investor of such requirement, except where prohibited by law, legal process or regulatory requirement, so that T. Rowe Price or such Investor (or its affiliates) may seek a protective order or other appropriate remedy protecting such information prior to such disclosure. Notwithstanding the foregoing, the Company may make required disclosures with the SEC with respect to information filed by T. Rowe Price or any Investor with the SEC and the Company may make disclosures to an auditor, or other governmental, regulatory or self-regulatory authority pursuant to any routine investigation, inspection, examination or inquiry without providing T. Rowe Price or an Investor with any notification thereof, unless T. Rowe Price or such Investor is the subject of any such investigation, inspection, examination or inquiry.

15. Material Non-Public Information. The Company understands and acknowledges that in the regular course of an Investor’s business, such Investor may invest in companies that have issued securities that are publicly traded. The Company covenants and agrees that before providing material non-public information about (i) the Company or (ii) any other company that has issued securities that are publicly traded (“Material Non-Public Information”) to an Investor, the Company will provide prior written notice (which may include e-mail) to the following compliance personnel at T. Rowe Price describing such information in reasonable detail: Ellen York, Vice President, ellen.york@troweprice.com, 410-345-4676 or in her absence to Sneha Parmar, Assistant Vice President, sneha.parmar@troweprice.com, 410-577-8644. The Company shall not disclose Material Non-Public Information to any Investor without written authorization (which may include e-mail) from the applicable compliance personnel listed above, provided, however, that, the Company will be permitted to disclose agreements entered into with such companies in the ordinary course of business, such as routine customer, supplier, advertising and publishing agreements without such written authorization. Notwithstanding anything to the contrary herein, the foregoing shall not apply to actions taken by the Company to comply with its obligations under Sections 1 and 3.

16. Aggregation of Stock. All Shares held or acquired by the Investors and any other funds or accounts that are advised by T. Rowe Price shall be aggregated together for the purpose of determining the availability of any rights under this letter agreement and such affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

[Remainder of Page Intentionally Left Blank]

Very truly yours,

SELECTQUOTE, INC.

By:	/s/ Raffaele Sadun
Name: Raffaele Sadun
Title: Chief Financial Officer

[Signature Page to Investor Rights Letter]

Accepted and Agreed to as of the date first written above:

T. ROWE PRICE SMALL-CAP STOCK FUND, INC.

T. ROWE PRICE INSTITUTIONAL SMALL-CAP STOCK FUND

T. ROWE PRICE SPECTRUM CONSERVATIVE ALLOCATION FUND

T. ROWE PRICE SPECTRUM MODERATE ALLOCATION FUND

T. ROWE PRICE SPECTRUM MODERATE GROWTH ALLOCATION FUND

T. ROWE PRICE MODERATE ALLOCATION PORTFOLIO

VALIC COMPANY I - SMALL CAP FUND

TD MUTUAL FUNDS - TD U.S. SMALL-CAP EQUITY FUND

T. ROWE PRICE U.S. SMALL-CAP CORE EQUITY TRUST

U.S. SMALL-CAP STOCK TRUST

MINNESOTA LIFE INSURANCE COMPANY

COSTCO 401(K) RETIREMENT PLAN

MASSMUTUAL SELECT FUNDS - MASSMUTUAL SELECT T. ROWE PRICE SMALL AND MID CAP BLEND FUND

Each account, severally and not jointly

By:	T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek
Name: Andrew Baek
Title: Vice President

Address:
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn.: Andrew Baek, Vice President
Phone: 410-345-2090
E-mail: andrew.baek@troweprice.com

[Signature Page to Investor Rights Letter]

Accepted and Agreed to as of the date first written above:

T. ROWE PRICE SMALL-CAP VALUE FUND, INC.

T. ROWE PRICE U.S. SMALL-CAP VALUE EQUITY TRUST

T. ROWE PRICE U.S. EQUITIES TRUST

MASSMUTUAL SELECT FUNDS - MASSMUTUAL SELECT T. ROWE PRICE SMALL AND MID CAP BLEND FUND

Each account, severally and not jointly

By:	T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek
Name: Andrew Baek
Title: Vice President

Address:
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn.: Andrew Baek, Vice President
Phone: 410-345-2090
E-mail: andrew.baek@troweprice.com

[Signature Page to Investor Rights Letter]

Accepted and Agreed to as of the date first written above:

T. ROWE PRICE FINANCIAL SERVICES FUND, INC.

Each account, severally and not jointly

By:	T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek
Name: Andrew Baek
Title: Vice President

Address:
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn.: Andrew Baek, Vice President
Phone: 410-345-2090
E-mail: andrew.baek@troweprice.com

[Signature Page to Investor Rights Letter]

Accepted and Agreed to as of the date first written above:

JEFFREY LLC

By: T. Rowe Price Associates, Inc., Investment Subadviser

By:	/s/ Andrew Baek
Name: Andrew Baek
Title: Vice President

Address:
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn.: Andrew Baek, Vice President
Phone: 410-345-2090
E-mail: andrew.baek@troweprice.com

[Signature Page to Investor Rights Letter]

Accepted and Agreed to as of the date first written above:

BUNTING FAMILY III, LLC

T. ROWE PRICE TAX-EFFICIENT EQUITY FUND

JEFFREY LLC

SEASONS SERIES TRUST - SA MULTI-MANAGED MID CAP GROWTH PORTFOLIO

T. ROWE PRICE DIVERSIFIED MID-CAP GROWTH FUND, INC.

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST - LVIP T. ROWE PRICE STRUCTURED MID-CAP GROWTH FUND

VOYA PARTNERS, INC. - VY T. ROWE PRICE DIVERSIFIED MID CAP GROWTH PORTFOLIO

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST – LVIP BLENDED MID CAP MANAGED VOLATILITY FUND

Each account, severally and not jointly

By:	T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek
Name: Andrew Baek
Title: Vice President

Address:
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn.: Andrew Baek, Vice President
Phone: 410-345-2090
E-mail: andrew.baek@troweprice.com

[Signature Page to Investor Rights Letter]

Schedule I

Investors

[Omitted]

Schedule I

Exhibit A

Form of Lock-Up Agreement

[Omitted]

A-1